UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4557538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1185 Avenue of the Americas, 37th Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.00001 per share	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

Pareteum Corporation (the “Company”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.00001 par value per share (“Common Stock”) from the New York Stock Exchange to The Nasdaq Stock Market LLC ("Nasdaq").

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A (File No. 001-35360), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 30, 2011, is incorporated herein by reference.

ITEM 2. EXHIBITS

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 19, 2018	PARETEUM CORPORATION
(Registrant)

/s/ EDWARD O’DONNELL
Edward O’Donnell
Chief Financial Officer
(Principal Financial and Accounting Officer)